SNOW BECKER KRAUSS P.C.

Securities and Exchange Commission
February 7, 2002
Page - 1 -

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                                                                  July 19, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, District of Columbia   20549

                  Re:      Hunapu Inc.
                           Post-Effective Amendment Number 1 to
                           Registration Statement on Form SB-2
                           Registration Number 333-45774


Ladies and Gentlemen:

     We hereby consent to the use of our firm's name under the caption "Legal Matters" in the prospectus forming a part of the above-referenced Registration Statement. In giving this consent, we do not thereby admit or concede that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules or regulations of the Securities and Exchange Commission promulgated under the Act. This firm owns an aggregate of 260,000 shares of the common stock of the registrant and attorneys with our firm own an additional 268,000 shares of the common stock of the registrant.


                                         Very truly yours,
                                         Snow Becker Krauss P.C.



                                         By:            /s/ Elliot H. Lutzker
                                         --------------------------------------
                                                        Elliot H. Lutzker, Esq.

KSB:dim


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